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EXHIBIT 99.1

INDEPENDENT AUDITORS' REPORT

To the Audit Committee of Alliant Techsystems Inc.
1300 Wilson Boulevard, Suite 400
Arlington, VA 22209

        We have audited the accompanying consolidated financial statements of Bushnell Group Holdings, Inc. and subsidiaries (the "Company"), which comprise the consolidated balance sheets as of October 31, 2013 and December 31, 2012, and the related consolidated statements of operations, comprehensive loss, stockholder's equity, and cash flows for the ten months ended October 31, 2013 and the years ended December 31, 2012 and 2011, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

        Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

        Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bushnell Group Holdings, Inc. and subsidiaries as of October 31, 2013 and December 31, 2012, and the results of their operations and their cash flows for the ten months ended October 31, 2013, and the years ended December 31, 2012 and 2011, in accordance with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota

August 13, 2014

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

October 31, 2013 and December 31, 2012

(Dollar amounts in thousands, except per share data)

	October 31, 2013	December 31, 2012
Assets
Current assets:
Cash	$20,102	$12,321
Accounts receivable, less allowances of $19,395 and $19,782 as of October 31, 2013 and December 31, 2012, respectively	106,199	110,450
Inventories, net	154,951	115,097
Prepaids and other current assets	7,496	11,373
Deferred tax assets	20,771	17,902

Total current assets	309,519	267,143
Property, plant, and equipment, net	25,086	27,206
Inventories, noncurrent	4,420	2,760
Goodwill	191,262	191,620
Intangibles, net	296,972	301,328
Debt issue costs and other assets, net	4,552	5,604

Total assets	$831,811	$795,661

Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable	$79,596	$48,127
Accrued expenses	32,093	33,757
Current portion of long-term debt	5,037	10,846

Total current liabilities	116,726	92,730
Long-term debt	604,988	570,864
Other liabilities	6,342	8,678
Deferred tax liabilities	92,746	99,765

Total liabilities	820,802	772,037

Commitments and contingencies (Note 9)
Stockholder's equity
Common stock, par value $0.01, 1,000 authorized, issued and outstanding for October 31, 2013 and December 31, 2012	—	—
Additional paid in capital	130,980	130,980
Accumulated deficit	(122,954)	(110,171)
Accumulated other comprehensive income	2,983	2,815

Total stockholder's equity	11,009	23,624

Total liabilities and stockholder's equity	$831,811	$795,661

See accompanying notes to consolidated financial statements.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

Ten Months Ended October 31, 2013, and Years Ended December 31, 2012 and 2011

(Dollar amounts in thousands)

	Ten Months Ended October 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011
Net sales	$473,093	$521,823	$447,721
Cost of goods sold (excluding amortization and depreciation)	310,811	333,823	288,586
Selling and marketing	76,147	83,681	73,744
General and administrative	25,504	21,676	19,644
Depreciation and amortization	27,062	30,959	28,134
Foreign currency (gain) loss	(374)	(751)	185
Other operating	9,034	4,563	5,499

Operating income	24,909	47,872	31,929
Interest expense	43,185	51,895	39,569

Loss before income taxes	(18,276)	(4,023)	(7,640)
Income tax (benefit) expense	(5,493)	4,335	707

Net loss	$(12,783)	$(8,358)	$(8,347)

See accompanying notes to consolidated financial statements.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Loss

Ten Months Ended October 31, 2013, and Years Ended December 31, 2012 and 2011

(Dollar amounts in thousands)

	Ten Months Ended October 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011
Net loss	$(12,783)	$(8,358)	$(8,347)
Other comprehensive (loss) income, net of taxes:
Foreign currency translation adjustments	168	2,170	(3,041)

Comprehensive loss	$(12,615)	$(6,188)	$(11,388)

See accompanying notes to consolidated financial statements.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholder's Equity

Ten Months Ended October 31, 2013, and Years Ended December 31, 2012 and 2011

(Dollar amounts in thousands)

	Common Stock	Additional Paid in Capital	Accumulated deficit	Accumulated other comprehensive income	Total
Balance, January 1, 2011	$—	127,980	(93,466)	3,686	38,200
Contribution	—	3,000	—	—	3,000
Net loss	—	—	(8,347)	—	(8,347)
Foreign currency translation adjustment, net of tax expense of $1,955	—	—	—	(3,041)	(3,041)

Balance, December 31, 2011	—	130,980	(101,813)	645	29,812
Net loss	—	—	(8,358)	—	(8,358)
Foreign currency translation adjustment, net of tax expense of $2,482	—	—	—	2,170	2,170

Balance, December 31, 2012	—	130,980	(110,171)	2,815	23,624
Net loss	—	—	(12,783)	—	(12,783)
Foreign currency translation adjustment, net of tax expense of $1,161	—	—	—	168	168

Balance, October 31, 2013	$—	130,980	(122,954)	2,983	11,009

See accompanying notes to consolidated financial statements.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Ten Months Ended October 31, 2013, and Years Ended December 31, 2012 and 2011

(Dollar amounts in thousands)

	Ten Months Ended October 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011
Cash flows from operating activities:
Net loss	$(12,783)	$(8,358)	$(8,347)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	27,062	30,959	28,134
Deferred income taxes	(6,877)	2,719	(2,293)
Loss (gain) on disposal of fixed assets	9	(83)	37
(Gain) loss on foreign currency transactions	(278)	(857)	288
Gain on fair value of interest rate exchange agreement	(2,476)	(762)	(3,527)
(Gain) loss on fair value of foreign currency rate exchange agreement	(656)	2,318	(1,662)
Provision for bad debt	4,099	378	877
Amortization on debt issuance costs	1,382	5,404	2,157
Paid-in kind interest on subordinated note payable	9,421	10,480	10,223
Changes in assets and liabilities, net of businesses acquired:
Accounts receivable	2,086	(30,738)	(728)
Inventories, net	(37,219)	(14,265)	8,756
Prepaids and other current assets	4,660	(19)	(780)
Accounts payable and accrued expenses	30,535	13,138	(5,119)
Other liabilities	(603)	(1,414)	1,357

Net cash provided by operating activities	18,362	8,900	29,373

Cash flows from investing activities:
Purchase of property, plant, and equipment	(4,631)	(10,122)	(9,076)
Proceeds from sale of property, plant, and equipment	292	48	393
Payment for acquisition of Gold Tip (net of cash acquired)	(18,044)	—	—
Payment for acquisition of Primos (net of cash acquired)	—	(49,499)	—
Payment for acquisition of Night Optics USA (net of cash acquired)	—	—	(6,198)
Payment for acquisition of Ultroptic (Spain) (net of cash acquired)	—	—	(48)

Net cash used in investing activities	(22,383)	(59,573)	(14,929)

Cash flows from financing activities:
Debt issuance costs paid	—	(6,472)	—
Payments on long-term debt	(620)	(27,081)	(12,900)
Proceeds from long-term debt	20,024	79,093	7,253
Contribution from stockholder	—	—	3,000
Payment of contingent consideration of acquisition	(5,503)	—	—

Net cash provided by (used in) financing activities	13,901	45,540	(2,647)
Effect of exchange rate changes on cash	(2,099)	(2,434)	(2,934)

Net increase (decrease) in cash and cash equivalents	7,781	(7,567)	8,863
Cash and cash equivalents, beginning of year	12,321	19,888	11,025

Cash and cash equivalents, end of year	$20,102	$12,321	$19,888

Supplemental disclosures:
Cash paid for:
Interest	$31,652	$35,926	$30,554
Income taxes, net	3,520	5,496	5,054
Noncash investing and financing activity for:
Note payable to previous owners for acquisition of Night Optics USA, Inc.	$—	$—	$4,000
Purchase of property, plant, and equipment in Accrued expenses	265	—	—

See accompanying notes to consolidated financial statements.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

October 31, 2013, December 31, 2012 and 2011

(Dollar amounts in thousands)

(1) Significant Accounting Policies

(a)   The Company

        Bushnell Group Holdings, Inc. (Bushnell), a Delaware corporation, is a wholly-owned subsidiary of MidOcean Bushnell Holdings, L.P. (MidOcean). As more fully described in Note 1(p), on November 1, 2013, Bushnell was acquired by Alliant Techsystems Inc.

        Bushnell and its subsidiaries (the Company) markets and distributes Bushnell, Tasco, Uncle Mike's, Hoppe's, Butler Creek, Stoney Point, Bollé, Serengeti, Millett, Simmons, Night Optics, Cébé, Final Approach, and Primos product lines. Bushnell, Tasco, Millett, and Simmons source and distribute high-quality sports optics products including binoculars, riflescopes, telescopes, laser rangefinders, and related accessories. Uncle Mike's, Hoppe's, Butler Creek, Stoney Point, and Final Approach market and distribute high-quality innovative products for shooting and law enforcement including swivels, slings, holsters, belts, gun care products, and other accessories. Night Optics assembles and distributes premium night vision and thermal technologies for commercial, law enforcement and military applications. Primos manufactures and distributes game calls, trigger sticks, blinds, electronic calls, decoys, and other hunting accessories. Bollé, Cébé, and Serengeti source and distribute premium sunglasses, ski goggles, and safety and tactical eyewear. Bushnell is organized into four regions—North America, Europe and Middle East Africa, Asia Pacific, and Latin America. Principal offices and regional headquarters are located in Overland Park, Kansas; Suresnes, France; and Melbourne, Australia.

(b)   Principles of Consolidation and Concentrations

        The consolidated financial statements include the accounts of Bushnell and its subsidiaries. Intercompany balances have been eliminated in consolidation.

        Approximately, 31.8%, 34.1% and 40.4% of net sales were to international customers for the ten months ended October 31, 2013 and years ended December 31, 2012 and 2011, respectively.

(c)   Revenue Recognition and Accounts Receivable

        The Company recognizes revenue from product sales when the goods are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed and determinable. Sales are reduced by allowances and discounts. Amounts that are charged to customers to deliver products are included in sales, and the associated shipping and handling costs are included in cost of goods sold.

        Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and, therefore, are excluded from revenues in the consolidated statements of operations.

        Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company presents its account receivables net of allowances for cooperative advertising credits, cash discounts, sales returns, and doubtful accounts. The Company reviews these allowances and determines the amounts based on historical write-off experience.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

October 31, 2013, December 31, 2012 and 2011

(Dollar amounts in thousands)

(1) Significant Accounting Policies (Continued)

(d)   Inventories

        Inventories are stated at the lower of cost (first-in, first-out (FIFO) method) or market. The company marks inventory items to the lower of cost or market by using forecasts, historical inventory and sale records to identify items that are discontinued, slow-moving or obsolete to determine those items where market is lower than cost. A reserve is established to reduce these items to market. The reserve for inventory was $16,366 and $13,492 as of October 31, 2013 and December 31, 2012, respectively, due to quantities in excess of current requirements. Management believes that this reduces inventory to its lower of cost or market, and no additional loss will be incurred upon disposition of the excess quantities.

        Noncurrent inventories consist of inventory items that Management believes, based on historical trends, will be sold; but for which the sales process will not be complete for more than one year.

(e)   Property, Plant, and Equipment

        Property, plant, and equipment are stated at cost, net of accumulated depreciation. Property, plant, and equipment acquired in connection with business combinations are recorded at estimated fair values at the date of acquisition based primarily upon independent appraisals.

        Depreciation is provided using the straight-line method, which depreciates costs over the estimated useful lives of the assets, which range from three to ten years. Maintenance and repairs are charged to expense as incurred. The cost and related accumulated depreciation are removed from the respective accounts upon retirement or sale of property, plant, and equipment. Gains or losses on disposal or sale of such property, plant, and equipment are reflected in income in the year of disposition.

(f)    Goodwill and Intangible Assets

        Goodwill and intangible assets acquired in connection with business combinations are recorded at estimated fair values at the date of acquisition. Goodwill represents the excess of cost over fair value of the net assets of businesses acquired. The Company performs its annual impairment review of goodwill at September 30, or when a triggering event occurs between annual impairment tests using a qualitative analysis, step 0. The Company determined there was no impairment as of September 30, 2013. The Company has determined that the reporting units for its goodwill impairment review are based on geographical regions and include North & Latin America, Europe, and Asia Pacific which is how management regularly reviews the operating results. Intangible assets with estimable useful lives are amortized over their respective estimated useful lives, and reviewed for impairment.

        The components of intangible assets, with their respective useful lives, are as follows:

Trademarks	3 to 50 years
Customer lists	2 to 20 years
Patents and other	1 to 40 years

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

October 31, 2013, December 31, 2012 and 2011

(Dollar amounts in thousands)

(1) Significant Accounting Policies (Continued)

(g)   Impairment of Long-Lived Assets

        Long-lived assets, such as property, plant, and equipment, and amortizable intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. There were no impairment charges recorded during the periods presented herein.

(h)   Debt Issue Costs

        Fees associated with the issuance of indebtedness are capitalized and amortized over the life of the corresponding debt, using the effective-interest method. The amortization charges are included as additional interest expense.

(i)    Translation of Foreign Currencies

        Assets and liabilities denominated in foreign currencies are translated into U.S. dollars at exchange rates in effect as of the consolidated balance sheet dates. Foreign currency-denominated operations are translated at the weighted average exchange rate in effect during the period. Consolidated translation gains and losses are not included in determining net income, but are accumulated in other comprehensive income as a separate component of stockholders equity.

(j)    Derivative Financial Instruments

        Derivative instruments are recorded on the consolidated balance sheets at their respective fair value. From time to time, the Company holds certain derivative instruments to manage various types of market risk from its day-to-day operations, primarily foreign currency exchange agreements and interest rate exchange agreements.

        While management believes each of these instruments primarily were entered into in order to manage effectively the various market risks, the Company doesn't designate these instruments as hedges for accounting purposes as defined by Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 815, Derivatives and Hedging. As a result, changes in fair value are included in the statements of operations.

(k)   Share-Based Compensation

        The Company measures the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost is recognized over the vesting period during which an employee is required to provide service in exchange for the award.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

October 31, 2013, December 31, 2012 and 2011

(Dollar amounts in thousands)

(1) Significant Accounting Policies (Continued)

(l)    Income Taxes

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the consolidated financial statement carrying amounts and the tax bases of assets and liabilities and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. Valuation allowances are provided if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

(m)  Use of Estimates in Consolidated Financial Statements

        The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the valuation of the carrying amount of property, plant, and equipment; intangibles and goodwill; valuation allowances for receivables; inventories; and deferred income tax assets and tax valuation allowances. Actual results could differ from those estimates. Changes in estimates are recorded in the period that the change occurs.

(n)   Advertising Costs

        Advertising costs are expensed as incurred. Advertising costs amounted to $24,277, $26,710 and $22,557 for the ten months ended October 31, 2013 and years ended December 31, 2012 and 2011, respectively. Advertising costs include but are not limited to buyer's guides, direct response advertising, industrial and consumer publications, catalogues, cooperative advertising, point-of-sale material, product placement, and sponsorships.

(o)   Fair Value of Long Term Debt

        The fair value of the variable-rate long-term debt is calculated based on current market rates for debt of the same risk and maturities. The fair value of the fixed-rate debt is based on market quotes for each issuance. Management considers these to be Level 2 instruments.

(p)   Subsequent Events

        The Company evaluated subsequent events for recognition or disclosure through August 13, 2014, the date on which the consolidated financial statements were available to be issued. Except as disclosed below, no matters were identified.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

October 31, 2013, December 31, 2012 and 2011

(Dollar amounts in thousands)

(1) Significant Accounting Policies (Continued)

        On November 1, 2013 the Company was acquired by Alliant Techsystems Inc. pursuant to a Stock Purchase Agreement dated as of September 4, 2013 (the "Stock Purchase Agreement") among the Company, Bushnell Group Holdings, Inc. and MidOcean Bushnell Holdings, L.P. The consideration for the Bushnell Acquisition consisted of $985,000 in cash, net of cash acquired, and subject to customary post-closing adjustments.

        On November 1, 2013, in connection with the acquisition discussed above, all borrowings under revolving credit agreements and long-term debt were repaid in full. The carrying value of the repaid revolving credit agreements and long-term debt at October 31, 2013 was $56,836 and $553,189, respectively.

        Subsequent to October 31, 2013 the outstanding Class C-1 units of MidOcean, which were held by certain employees of the Company, vested and were settled, as more fully discussed in Note 11.

(2) Changes To Financial Statements

        The Company has made adjustments to the financial information as previously consolidated into the financial statements of MidOcean Bushnell Holdings, L.P. as of December 31, 2012 and 2011. The following sets forth the previously reported amounts of MidOcean Bushnell Holdings, L.P. and the corrected amounts of selected items within the balance sheet as of December 31, 2012 and within the statement of operations, statement of comprehensive loss and cash flows for the years ended December 31, 2012 and 2011. The adjustments relate primarily to the provisions for inventory obsolescence and uncollectible receivables, the timing of revenue recognition, certain operating expenses and income taxes.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

October 31, 2013, December 31, 2012 and 2011

(Dollar amounts in thousands)

(2) Changes To Financial Statements (Continued)

Selected Balance Sheet Data:

December 31, 2012
Cash:
As previously reported	$12,426
Revised	12,321
Accounts receivable:
As previously reported	111,846
Revised	110,450
Inventory:
As previously reported	127,407
Revised	115,097
Prepaids and other current assets:
As previously reported	13,246
Revised	11,373
Deferred tax assets:
As previously reported	14,191
Revised	17,902
Property, plant and equipment, net:
As previously reported	29,552
Revised	27,206
Inventories, noncurrent:
As previously reported	—
Revised	2,760
Accounts Payable:
As previously reported	48,366
Revised	48,127
Accrued Expenses:
As previously reported	28,519
Revised	33,757
Deferred tax liabilities:
As previously reported	89,255
Revised	99,765

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

October 31, 2013, December 31, 2012 and 2011

(Dollar amounts in thousands)

(2) Changes To Financial Statements (Continued)

    Selected Operations Data:

	2012	2011
Net sales:
As previously reported	$521,972	448,054
Revised	521,823	447,721
Cost of goods sold:
As previously reported	288,871	244,410
Revised	333,823	288,586
Distribution and other product costs:
As previously reported	44,390	39,400
Revised	—	—
Selling and marketing:
As previously reported	83,530	73,772
Revised	83,681	73,744
General and administrative:
As previously reported	21,795	19,503
Revised	21,676	19,644
Foreign currency (gain) loss:
As previously reported	(857)	288
Revised	(751)	185
Other operating:
As previously reported	5,404	1,153
Revised	4,563	5,499
Operating income:
As previously reported	47,880	41,394
Revised	47,872	31,929
Income tax expense (benefit):
As previously reported	(1,999)	3,289
Revised	4,335	707
Net loss:
As previously reported	(2,016)	(1,464)
Revised	(8,358)	(8,347)
Selected Comprehensive Loss Data:
Comprehensive income (loss):
As previously reported	122	(4,078)
Revised	(6,188)	(11,388)

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

October 31, 2013, December 31, 2012 and 2011

(Dollar amounts in thousands)

(2) Changes To Financial Statements (Continued)

Selected Cash Flows Data:

	2012	2011
Net loss:
As previously reported	$(2,016)	(1,464)
Revised	(8,358)	(8,347)
Deferred income taxes:
As previously reported	(6,961)	(3,199)
Revised	2,719	(2,293)
Change in accounts receivable:
As previously reported	(28,911)	(144)
Revised	(30,738)	(728)
Change in inventory:
As previously reported	(13,337)	3,970
Revised	(14,265)	8,756
Change in prepaids and other current assets:
As previously reported	(205)	(1,082)
Revised	(19)	(780)
Change in accounts payable and accrued expenses:
As previously reported	13,833	(7,698)
Revised	13,138	(5,119)
Purchase of property, plant, and equipment:
As previously reported	(12,468)	(10,028)
Revised	(10,122)	(9,076)
Payments on long-term debt:
As previously reported	(15,681)	(11,500)
Revised	(27,081)	(12,900)
Proceeds from long-term debt:
As previously reported	71,575	4,000
Revised	79,093	7,253
Proceeds from (payments on) revolver, net:
As previously reported	$(3,882)	1,853
Revised	—	—
Effect of exchange rate changes on cash:
As previously reported	469	1
Revised	(2,434)	(2,934)

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

October 31, 2013, December 31, 2012 and 2011

(Dollar amounts in thousands)

(2) Changes To Financial Statements (Continued)

        As a result of the corrections in 2011, as noted above, the January 1, 2012 accumulated deficit increased $6,883.

(3) Acquisitions

        Effective September 1, 2011, the Company acquired 100% of the outstanding stock of Night Optics USA, Inc. (Night Optics) via a stock purchase agreement. The Night Optics brand adds premium night vision and thermal imaging product lines, which will expand the Bushnell product portfolio among law enforcement, military, and security markets. The results of the Night Optics operations have been included in the consolidated financial statements since the date of acquisition.

        Total cost of the Night Optics acquisition, excluding direct costs of $285 incurred, aggregated to $10,273 of which $6,198 was in cash, net of $75 cash acquired, the remainder consisted of a note payable to Night Optics, as discussed in Note 7. The fair value of assets and liabilities recorded in connection with the acquisition is presented below:

September 1, 2011
Current assets	$2,295
Deferred tax asset	29
Intangible assets	7,344
Goodwill	799

Total assets acquired	10,467
Current liabilities	(194)

Total purchase price	$10,273

        Of the $7,344 of acquired intangible assets, $4,646 was assigned to trademarks, $1,366 was assigned to non-compete agreements, and $1,332 was assigned to customer lists. All intangibles are being amortized on a straight-line basis over the expected useful life, which ranges from 5 to 40 years. The goodwill arising from the acquisition consists largely of expected future earnings and cash flows from the existing management team, as well as synergies created by the integration of the new business within the Company. The majority of the goodwill recognized is deductible for tax purposes.

        Effective May 1, 2012, the Company acquired 100% of the outstanding stock of OPT Holdings, Inc. and subsidiaries. This acquisition included the subsidiary Primos, Inc., a leading provider of hunting accessories in the United States. The results of the OPT Holdings, Inc. operations have been included in the consolidated financial statements since the date of acquisition.

        Total cost of the OPT Holdings, Inc. acquisition, excluding direct costs of $659 incurred, aggregated to $55,511 which was funded through the April 17, 2012 amendment and extension of the Company's existing credit agreement. Included in this aggregate amount is $5,503 related to an earnout agreement. This amount was paid on April 25, 2013. As a result of purchase accounting for OPT Holdings, Inc., the Company wrote up inventory to fair value and subsequently charged the write-up of $904 to cost of sales as the inventory was sold. The consolidated statements of operations for the year

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

October 31, 2013, December 31, 2012 and 2011

(Dollar amounts in thousands)

(3) Acquisitions (Continued)

ended December 31, 2012 reflect the inventory step-up in cost of goods sold. As part of the purchase, management reviewed the assets and liabilities acquired and the assumptions used to estimate their fair value. The fair value of assets and liabilities recorded in connection with the acquisition is presented below:

May 1, 2012
Cash	$673
Accounts Receivable	4,958
Inventory	13,380
Prepaids & Other	1,228
Deferred tax asset	1,040
Fixed assets	2,823
Intangible assets	31,527
Goodwill	16,308

Total assets acquired	71,937
Current liabilities	(4,275)
Deferred tax liability	(12,151)

Total purchase price	$55,511

        Of the $31,527 of acquired intangible assets, $20,816 was assigned to trademarks, $1,128 was assigned to patents, and $9,583 was assigned to customer lists. All intangibles are being amortized on a straight-line basis over the expected useful life, which ranges from 5 to 40 years. Goodwill arising from this acquisition is primarily attributed to anticipated synergies and other intangibles that do not qualify for separate recognition. A portion of the goodwill recognized is deductible for tax purposes.

        Effective February 1, 2013, the Company acquired 100% of the outstanding stock of Gold Tip, LLC, Bee Stinger, LLC, and Advanced Arrow S. de R.L. de C.V Mexico. Gold Tip is a leading manufacturer of arrows and archery products for target archery and bow and cross bow hunting. Bee Stinger manufacturers premium bow stabilizers. This acquisition is expected to enhance Bushnell's presence in the archery category. The purchase price included a cash payment of approximately $18,042. As a result of purchase accounting for Gold Tip, LLC, Bee Stinger, LLC and Advanced Arrow S. de R.L. de C.V Mexico, the Company wrote up inventory to fair value and subsequently charged the write-up of $374 to cost of sales as the inventory was sold. The consolidated statements of operations for the period ended October 31, 2013 reflect the inventory step-up in cost of goods sold.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

October 31, 2013, December 31, 2012 and 2011

(Dollar amounts in thousands)

(3) Acquisitions (Continued)

        The fair value of assets and liabilities recorded in connection with the acquisition is presented below:

February 1, 2013
Accounts Receivable	$1,926
Inventory	4,454
Prepaids & Other	62
Fixed assets	1,437
Intangible assets	11,830
Goodwill	429

Total assets acquired	20,138

Current liabilities	(2,096)

Total purchase price	$18,042

        Of the $11,830 of acquired intangible assets, $3,740 was assigned to trademarks, $2,590 was assigned to patents, and $5,500 was assigned to customer lists. All intangibles are being amortized on a straight-line basis over the expected useful life, which ranges from 5 to 40 years. The goodwill arising from the acquisition consists largely of expected future earnings and cash flows from the existing management team, as well as synergies created by the integration of the new business within the Company. The majority of the goodwill recognized is deductible for tax purposes.

(4) Inventories

        The major components of inventories are as follows:

	October 31, 2013	December 31, 2012
Raw materials	$3,600	3,354
Work in process	13,081	8,313
Finished goods	142,690	106,190

Inventories, net	$159,371	117,857

        We classify a portion of our inventories as non-current because we do not expect this portion to be sold within one year. The classification of our inventories is as follows:

	October 31, 2013	December 31, 2012
Current	$154,951	115,097
Non-current	4,420	2,760

Total Inventories	$159,371	117,857

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

October 31, 2013, December 31, 2012 and 2011

(Dollar amounts in thousands)

(5) Property, Plant, and Equipment

        The major components are as follows:

	October 31, 2013	December 31, 2012
Buildings and improvements	$5,081	5,029
Machinery and equipment	14,166	13,683
Furniture and fixtures	8,271	6,561
Computer software and equipment	17,598	14,487
Tooling	18,449	15,230
Construction in progress	3,370	4,535

Total property, plant, and equipment	66,935	59,525
Less accumulated depreciation	(41,849)	(32,319)

Property, plant, and equipment, net	$25,086	27,206

        Depreciation expense for the ten months ended October 31, 2013, and years ended December 31, 2012 and 2011 was $9,626, $8,874 and $7,252, respectively.

(6) Goodwill and Intangibles

        As of October, 31, 2013 and December 31, 2012, intangible assets consist of the following:

	October 31, 2013
	Gross carrying amount	Weighted average amortization period (years)	Accumulated amortization	Net carrying amount
Amortized intangible assets:
Trademarks	$203,855	33	$(44,054)	$159,801
Patents	38,902	8	(20,893)	18,009
Customer lists	96,228	10	(44,301)	51,927
Other intangibles	86,904	24	(19,669)	67,235

Total	$425,889		$(128,917)	$296,972

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

October 31, 2013, December 31, 2012 and 2011

(Dollar amounts in thousands)

(6) Goodwill and Intangibles (Continued)

	December 31, 2012
	Gross carrying amount	Weighted average amortization period (years)	Accumulated amortization	Net carrying amount
Amortized intangible assets:
Trademarks	$223,177	30	$(38,184)	$184,993
Patents	38,534	8	(18,081)	20,453
Customer lists	96,763	10	(38,908)	57,855
Other intangibles	54,445	22	(16,418)	38,027

Total	$412,919		$(111,591)	$301,328

        Amortization expense for the ten months ended October 31, 2013, and years ended December 31, 2012 and 2011 was $17,436, $22,085 and $20,882, respectively. Estimated amortization for the next five years and thereafter would have been $21,000 in 2014; $20,459 in 2015; $19,836 in 2016; $18,881 in 2017; $17,922 in 2018; and $199,099 thereafter.

        The changes in the carrying amount of goodwill are as follows:

Balance as of January 1, 2012	$174,174
Additions	210
Primos acquisition	16,308
Foreign currency fluctuation	928

Balance as of December 31, 2012	191,620
Additions	29
Foreign currency fluctuation	(387)

Balance as of October 31, 2013	$191,262

        The Company performed its annual assessment of the recoverability of the goodwill as of September 30, 2013 and concluded that the goodwill was not impaired.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

October 31, 2013, December 31, 2012 and 2011

(Dollar amounts in thousands)

(7) Long-Term Debt and Revolving Credit Facilities

        Long-term debt consisted of the following:

	October 31, 2013	December 31, 2012
Revolving credit facility, due August 24, 2015.	$49,600	30,000
Canadian and Australian revolving credit facilities	7,236	7,322
Term debt, payable in 1% per annum, quarterly outstanding principal balance with interest at LIBOR plus 4.25% at October 31, 2013, interest due quarterly, with unpaid principal and interest due August 24, 2015. This debt was restructured by adding the remaining principal balance of the term debt due August 24, 2013, as noted below, during the period ended October 31, 2013	247,401	240,880
Term debt, payable in 1% per annum, quarterly outstanding principal balance with interest at LIBOR plus 4.5% at October 31, 2013 interest due quarterly, with unpaid prinicipal and interest due August 24, 2015	22,428	22,428
Term debt, with interest at LIBOR plus 4.25% at December 31, 2012, with unpaid principal and interest due August 24, 2013. This debt was restructured by adding the remaining principal balance to the term debt due August 24, 2015, as noted above, during the period ending October 31, 2013	—	7,141
Second-lien term loan with interest at LIBOR plus 7.50% at October 31, 2013, interest due quarterly, with unpaid principal and interest due February 24, 2016	156,325	156,325
Second-lien term loan with interest at LIBOR plus 8.00% at October 31, 2013, interest due quarterly, with unpaid principal and interest due February 24, 2016	48,675	48,675
Subordinated note payable with PIK interest at 16.00%, compounded quarterly, with unpaid principal and interest due August 24, 2016	75,860	66,439
Night Optics USA, Inc. note payable, semi-annual payments of $0.5, with unpaid principal and interest due December 6, 2013 and interest at 8.00%	2,500	2,500

	610,025	581,710
Less current portion	(5,037)	(10,846)

	$604,988	570,864

        As discussed in Note 1(p), on November 1, 2013, in connection with Bushnell's acquisition by Alliant Techsystems, Inc., all borrowings under revolving credit agreements and long-term debt above were repaid in full. No premium or penalty was incurred as a result of this payoff.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

October 31, 2013, December 31, 2012 and 2011

(Dollar amounts in thousands)

(7) Long-Term Debt and Revolving Credit Facilities (Continued)

        Concurrent with the MidOcean purchase, Bushnell entered into a credit agreement (the Credit Agreement) consisting of $278,000 term debt and a $40,000 revolving credit facility. The borrowed funds were used, in part, to retire all existing debt instruments. On April 17, 2012, the Company completed an amendment of its Credit Agreement. Significant terms of the amendment included the extension of the maturity dates of the existing debt instruments by two years. This resulted in maturity dates ranging from August 2013 to August 2016. In addition, the amendment established a floor for the calculation of the periodic interest charge and increased the fixed spread added to this floor. The amendment also included an increase to the revolving credit facility from $40,000 to $50,000. Incremental term loan borrowing of $71,575 was used to fund acquisition of OPT Holdings, Inc., amendment fees, and $13,575 pay down of the Subordinated Note Payable. The amendment changed the maximum consolidated leverage ratio to 7.00 from 5.25.

        The effective-interest rate at October 31, 2013 for the Credit Agreement was at 5.75%. The effective-interest rate at October 31, 2013 for the revolving credit facility was 6.8728%. The Credit Agreement contains a material adverse change clause and a variety of covenants, including the requirement that the Company maintain a consolidated leverage ratio below a stated threshold, as well as maximum annual capital expenditures. As of October 31, 2013, the Company was in compliance with these covenants. The Credit Agreement is collateralized by substantially all of the domestic assets of the Company.

        Also, in 2007, the Company entered into a Second Lien Credit Agreement consisting of $156,325 term debt. The effective-interest rate at October 31, 2013 was 9.0%. The Second Lien Credit Agreement contains a material adverse change clause and a variety of covenants, including the requirement that the Company maintain a consolidated leverage ratio below a stated threshold, as well as maximum annual capital expenditures. As of October 31, 2013, the Company was in compliance with these covenants. The Second Lien Credit Agreement is collateralized by substantially all of the domestic assets of the Company.

        In 2007, the Company entered into a subordinated note payable (the Note). The Note bears Payment in Kind (PIK) interest at 16.0% per annum, compounded quarterly. The Note contains a maximum capital expenditure covenant and a material adverse change clause. As of October 31, 2013, the Company was in compliance with this covenant.

        The Company's Australian subsidiary has a revolving credit facility primarily to fund working capital requirements. At October 31, 2013, the credit facility of A$3,500 Australian dollars, of which $3,326 (A$3,500) was outstanding, had an effective rate of interest of 6.67%. The facility is collateralized by substantially all of the assets of the subsidiary. The facility is subject to a variety of covenants that require the subsidiary to maintain certain ratios, including interest charge coverage, and capital adequacy. The covenants also establish a required minimum tangible net worth. As of October 31, 2013, the Company was in compliance with these covenants.

        The Company's Canadian subsidiary has a revolving credit facility primarily to fund working capital requirements. At October 31, 2013, the credit facility in the amount of C$6,000 Canadian dollars, of which $3,928 (C$4,085) was outstanding, had an effective rate of interest of 4.25%. The facility was established in September 2009. The facility is collateralized by substantially all of the assets of the

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

October 31, 2013, December 31, 2012 and 2011

(Dollar amounts in thousands)

(7) Long-Term Debt and Revolving Credit Facilities (Continued)

subsidiary. The facility is subject to a calculated borrowing base and the covenants establish a required total liabilities to tangible net worth ratio. At October 31, 2013, the Company was in compliance with these covenants.

        In 2011, the Company entered into a note payable to the sellers of Night Optics for $4,000 due in semi-annual installments following the six-month anniversary of the Closing Date (August 31, 2011). These semi-annual payments are $500 plus accrued and unpaid interest on the principal amount outstanding at the rate of 8% per annum. All unpaid principal and accrued but unpaid interest then outstanding will be due and payable on the second anniversary of the Closing Date. At October 31, 2013, the outstanding balance was $2,500.

        Expenses amounting to $6,472 associated with the April 2012 credit agreement amendment were capitalized in 2012 and are being amortized over the terms of the financing agreements utilizing the effective-interest method. All other unamortized debt issue cost from the original credit agreement and amendments prior to April 2012 was written off and recorded within interest expense on the statement of operations. Amortization of $1,382, $5,404 and $2,157 was recorded as interest expense during the ten months ended October 31, 2013, and years ended December 31, 2012 and 2011, respectively. The unamortized debt issue costs at December 31, 2012 and 2011 were $3,998 and $4,307, respectively.

        Maturities of long-term debt for the years subsequent to October 31, 2013 would have been:

2014	$5,037
2015	324,128
2016	280,860

$610,025

(8) Income Taxes

        The provision for income taxes on income (loss) from continuing operations before income taxes is as follows:

	Ten Months Ended October 31, 2013	Year ended December 31, 2012	Year ended December 31, 2011
Current:
Federal	$—	—	—
State and foreign	3,762	4,519	5,936
Deferred income tax benefit	(9,255)	(184)	(5,229)

Income tax (benefit) expense	$(5,493)	4,335	707

        The difference between the provision for income taxes from continuing operations and the amount computed by applying the statutory federal income tax rate of 34% is due to differing tax rates in foreign jurisdictions, state income taxes, foreign tax credits, valuation allowances, and nondeductible expenses.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

October 31, 2013, December 31, 2012 and 2011

(Dollar amounts in thousands)

(8) Income Taxes (Continued)

        Included in deferred income tax benefit is $0, $4,834 and $2,625 of net operating loss carryforwards (NOL) utilization for the ten months ended October 31, 2013 and years ended December 31, 2012 and 2011, respectively.

        Net deferred taxes consist of the following:

	October 31, 2013	December 31, 2012
Deferred tax assets:
Accounts receivable and inventory reserves	$10,806	12,175
Property, plant, and equipment	472	—
Accrued liabilities	9,846	4,897
Foreign tax credits	854	1,185
Alternative minimum tax credits	505	460
Accrued interest and interest rate exchange agreement	—	4,221
Net operating and capital loss carryforwards	23,870	27,973

Total deferred tax assets	46,353	50,911
Less valuation allowance	6,952	7,434

Net deferred tax assets	39,401	43,477

Deferred tax liabilities:
Property, plant, and equipment	—	(219)
Intangible assets	(105,216)	(110,596)
Accrued interest and interest rate exchange agreement	(914)	—
Other	(5,246)	(14,525)

Total deferred tax liabilities	(111,376)	(125,340)

Net deferred tax liabilities	$(71,975)	(81,863)

        As of October 31, 2013 and December 31, 2012, the Company has a net deferred tax liability of approximately $64,680 and $72,714, respectively, for domestic jurisdictions, and approximately $7,295 and $9,149, respectively, for foreign jurisdictions.

        The Company is required to assess the ultimate realization of deferred tax assets using a "more-likely than-not" assessment of realization. In assessing the realizability of deferred tax assets, management considers whether it is "more likely than not" that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax-planning strategies in making this assessment.

        The Company recorded a valuation allowance of $6,952 and $7,434 at October 31, 2013 and December 31, 2012, respectively. The valuation allowance is based upon management's assessment that

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

October 31, 2013, December 31, 2012 and 2011

(Dollar amounts in thousands)

(8) Income Taxes (Continued)

it is more likely than not certain state NOLs, foreign tax credits, and capital losses will not be realized prior to expiration.

        The Company cannot assure it will be able to realize its deferred tax assets or that future valuation allowances will not be required. The failure to realize deferred tax assets would adversely affect the Company's results of operations and financial position. The Company believes that it is "more likely than not" that the deferred tax assets, net of the valuation allowance as of October 31, 2013, will be realized.

        As of October 31, 2013 and December 31, 2012, included in the net deferred tax liability, the Company had available NOL carryforwards and capital loss carryforwards for federal income tax purposes of approximately $20,678 and $24,247, respectively. These carryforwards expire in the years 2016 through 2031. A portion of these carryforwards are subject to Internal Revenue Code Section 382 limitations, which impact the timing and amounts of NOLs to be used annually. At October 31, 2013 and December 31, 2012, the Company had available NOL and capital loss carryforwards for state income tax purposes of approximately $2,219 and $2,969, respectively, which begin to expire in 2015. Additionally, the Company had available NOL carryforwards for foreign income tax purposes of $973 and $757, respectively.

        At October 31, 2013, the Company has elected to treat all of its earnings in foreign jurisdictions as permanently invested, with the exception of the United Kingdom (UK), Canada, Australia, and Hong Kong. Should these earnings be distributed, these amounts would be subject to US federal income tax at the statutory rate less available foreign tax credits, if any, and potentially subject to withholding tax in the various jurisdictions. The taxes provided on the cumulative undistributed earnings of the UK, Canada, Australia, and Hong Kong were approximately $6,000.

        The Company has classified uncertain tax positions as non-current income tax liabilities unless expected to be paid within one year. A reconciliation of the beginning and ending amount of unrecognized tax benefits, excluding interest and penalties, is as follows:

	October 31, 2013	December 31, 2012	December 31, 2011
Unrecognized Tax Benefits—beginning of period	$12,196	$5,377	$3,720
Gross increases—tax positions in prior periods		2,780
Gross decreases—tax positions in prior periods
Gross increases—current-period tax positions		4,039	1,657
Settlements
Lapse of statute of limitations
Unrecognized Tax Benefits—end of period	$12,196	$12,196	$5,377

        The Company evaluates whether tax positions taken by the Company will "more likely than not" be sustained upon examination by the appropriate taxing authority. It is the Company's policy to recognize interest and penalties related to income tax matters in income tax expense. As of October 31, 2013, December 31, 2012 and 2011, the Company did have uncertain tax positions of $12,196, $12,196 and $5,377, respectively. The settlements of these unrecognized tax positions as of October 31, 2013,

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

October 31, 2013, December 31, 2012 and 2011

(Dollar amounts in thousands)

(8) Income Taxes (Continued)

December 31, 2012 and 2011 could result in earnings from $0 to $11,668; $0 to $11,668; and $0 to $5,155, respectively. No interest and penalties were recorded for the ten months ended October 31, 2013 and years ended December 31, 2012 and 2011 as a result of NOL carryforwards.

        While it is expected that the amount of unrecognized tax benefits will change in the next 12 months, the Company does not expect this change to have a material impact on the results of operations or the financial position of the Company.

        The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax of multiple state and local jurisdictions. Tax years 1997 through 2002 and 2006 through 2013 remain open to examination for U.S. federal income tax, and tax years 1997 through 2002 and 2006 through 2012 remain open to examination by significant state tax jurisdictions. The Company and its subsidiaries are also subject to income tax in various foreign jurisdictions. The tax years open to examination vary by jurisdiction from 2001 through 2013.

(9) Commitments and Contingencies

        The Company leases certain facilities and equipment under operating leases expiring on various dates. Certain leases also contain option renewal periods and purchase options. Future minimum lease payments of significant, noncancelable operating, leases as of October 31, 2013 were:

2014	$4,430
2015	3,769
2016	3,066
2017	2,211
2018	1,128
Thereafter	555

Total	$15,159

        Total rental expense for the ten months ended October 31, 2013 and years ended December 31, 2012 and 2011 was $3,837, $4,705 and $3,707, respectively.

        The Company has a non-cancellable warehousing services agreement through March 2014. Future minimum payments under the agreement would have been $757 during the year ending October 31, 2014.

        The Company also is party to certain litigation and claims arising out of the normal course of business. In the opinion of management, the Company's liability, if any, under any pending claims or litigation would not have a material adverse effect on the Company's financial position, results of its operations or cash flows.

        The Company provides warranty reserves for product defects as they become known. Warranty claim reserves are reviewed periodically, and reserves are adjusted to reflect properly the remaining estimated costs to complete the repair or replacement. The warranty reserve is recorded in accrued

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

October 31, 2013, December 31, 2012 and 2011

(Dollar amounts in thousands)

(9) Commitments and Contingencies (Continued)

expenses in the consolidated balance sheets. The following is a reconciliation of changes in the warranty reserve:

	Ten Months Ended October 31, 2013	Year ended December 31, 2012
Beginning balance	$3,185	2,941
Warranty provision	2,489	2,408
Warranty settlements	(2,815)	(2,137)
Foreign currency fluctuation	(41)	(27)

Ending balance	$2,818	3,185

(10) Employee Retirement Plans

        The Company has a contributory retirement 401(k) plan (the 401(k) Plan) for substantially all of its hourly and salaried employees in the United States. Participants can contribute up to the maximum allowable by law of total eligible wages, subject to an index per year maximum. The Company will make matching contributions in an amount equal to 100% of the first 1% of eligible wages contributed by the participants and 50% of the next 6% of eligible wages contributed by the participants. Participants are immediately vested in their own contributions and vest at a rate of 25% per year in the Company's matching contributions. For the ten months ended October 31, 2013 and years ended December 31, 2012 and 2011, the Company's matching contribution to the 401(k) Plan was $500, $381 and $370, respectively.

(11) Equity Based Compensation

        Employees of the Company hold Class C units of MidOcean, the parent of the Company. All partnership units entitle a partner to allocations of profits and losses and distributions of cash and other property. The partnership may at any time issue all or any of the authorized but unissued units. Class C-1 units vest ratably over five years or 100% upon a sale of the partnership. Class C-2 common units vest ratably over five years so long as a performance target based on Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) are met or 100% upon sale of the partnership if internal rate of return targets are met. Unvested Class C units (incentive units, collectively) forfeit upon termination of the holder's employment with the partnership or any of its subsidiaries. During 2011, 98,000 Class C-1 units and 78,000 Class C-2 units were issued to employees of the Company and no Class C units were forfeited. During 2012 9,000 Class C-1 units and 9,000 Class C-2 units were issued to employees of the Company and no Class C units were forfeited. The fair value of the incentive units at time of grant was not material.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

October 31, 2013, December 31, 2012 and 2011

(Dollar amounts in thousands)

(11) Equity Based Compensation (Continued)

        The table below shows the activity for Class C-1 units and Class C-2 units issued to or held by employees of the Company through October 31, 2013.

	Authorized	December 31, 2012	Issued	Forfeited	October 31, 2013
Class C-1 units	655,000	648,000	3,000	—	651,000
Class C-2 units	294,000	286,000	3,000	—	289,000

        In accordance with the Class C-1 units vesting terms discussed above, outstanding units totaling 651,000 vested. The 289,000 Class C-2 units did not vest as of October 31, 2013, as the internal rate of return targets discussed above were not met.

(12) Derivatives

        On April 20, 2012, the Company terminated the interest rate exchange agreements from prior periods and entered into a new interest rate exchange agreement. The agreement involved the exchange of 1.69% fixed rate and LIBOR variable rate interest payments over the life of the agreement without the exchange of the underlying notional amount of $210,000 to mitigate the effects of fluctuation in interest rates on variable interest rate debt. The interest rate exchange agreement expires on April 20, 2015. For the ten months ended October 31, 2013 and years ended December 31, 2012 and 2011, the Company recognized a gain of $1,904, $1,762 and $3,527, respectively, from the change in the fair value of this interest exchange recorded in interest expense in the consolidated statements of operations with a corresponding offset recorded in other liabilities in the consolidated balance sheets.

        From time to time, the Company enters into foreign currency exchange agreements to manage foreign currency exchange rate risk with respect to certain transactions denominated in foreign currencies. As of October 31, 2013 and December 31, 2012, the Company had outstanding foreign currency exchange contracts with notional amounts of $8,610 and $35,700, respectively. For the ten months ended October 31, 2013, and years ended December 31, 2012 and 2011, the Company recognized $236, $(656) and $1,662, respectively, from the change in the fair value of these foreign exchange agreements recorded in other operating expense in the consolidated statements of operations with a corresponding offset recorded in other current assets when a gain exists or accrued expenses when a loss exists in the consolidated balance sheets.

(13) Fair Value Measurements

(a)   Fair Value of Financial Instruments

        The carrying value of the Company's long-term obligations approximates its fair value at October 31, 2013. The carrying value of other financial instruments, consisting of cash, receivables, and payables, approximates fair value as a result of the short-term nature of these instruments. The fair value of interest rate swaps is determined using pricing models developed based on the LIBOR swap rate and other observable market data.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

October 31, 2013, December 31, 2012 and 2011

(Dollar amounts in thousands)

(13) Fair Value Measurements (Continued)

(b)   Fair Value Hierarchy

        The Company adopted ASC Topic 820, Fair Value Measurements and Disclosures, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level I measurements) and the lowest priority to measurements involving significant unobservable inputs (Level III measurements). The three levels of the fair value hierarchy are as follows:

    Level I inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

    Level II inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

    Level III inputs are unobservable inputs for the asset or liability.

        The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

        The following table presents assets and liabilities that are measured at fair value on a recurring basis:

	October 31, 2013	December 31, 2012
Other current assets (accrued expenses):
Foreign currency derivatives (Level II)	$170	(656)
Other liabilities:
Interest rate derivatives (Level II)	$5,068	6,973

(14) Related Parties

        The Company has transactions with companies that are affiliated through common ownership. Significant transactions include management fees incurred with respect to related parties of $2,143, $1,348 and $1,392 during the ten months ended October 31, 2013, and years ended December 31, 2012 and 2011, respectively.

QuickLinks

  EXHIBIT 99.1
INDEPENDENT AUDITORS' REPORT
BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES Consolidated Balance Sheets October 31, 2013 and December 31, 2012 (Dollar amounts in thousands, except per share data)
BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES Consolidated Statements of Operations Ten Months Ended October 31, 2013, and Years Ended December 31, 2012 and 2011 (Dollar amounts in thousands)
BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES Consolidated Statements of Comprehensive Loss Ten Months Ended October 31, 2013, and Years Ended December 31, 2012 and 2011 (Dollar amounts in thousands)
BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES Consolidated Statements of Stockholder's Equity Ten Months Ended October 31, 2013, and Years Ended December 31, 2012 and 2011 (Dollar amounts in thousands)
BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES Consolidated Statements of Cash Flows Ten Months Ended October 31, 2013, and Years Ended December 31, 2012 and 2011 (Dollar amounts in thousands)
BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements October 31, 2013, December 31, 2012 and 2011 (Dollar amounts in thousands)